[The following  substitutes for the IRA Account  Application  portion of Exhibit
14.1 incorporated herein by reference from Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A of Berger/BIAM Worldwide Funds Trust, filed October 8, 1996, with the Securities and Exchange Commission.]

IRA ACCOUNT APPLICATION

Berger Balanced Fund - Use this application to open an IRA account.

PID #                 For assistance call: (800) 551-5849

STEP1 REGISTER YOUR ACCOUNT Please type or print clearly.

Name     First                 Middle       Last

Address           Street            Apt. / Suite #

         City              State            Zip

Citizenship       (BOX)  US citizen         (BOX)  Non-Resident
                                                     Alien
                  (BOX)  Resident Alien              Country of Tax
                                                     Residency
                  State of Permanent Residence

Your Social Security Number

Date of Birth          Month  /  Day  /  Year

Daytime Telephone       Evening Telephone

Electronic Mail Address

Fax Number

STEP2 BENEFICIARY DESIGNATION If the beneficiary is a trust, please indicate the trust's name and address, the date of the trust, the trustee's name, and if the trust is revocable or irrevocable. If you wish to designate additional beneficiaries, please attach instructions. Percent of benefit for each IRA's primary and/or contingent beneficiary(ies) must add up to 100%.



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Your Primary Beneficiaries
I hereby designate the following person(s) as primary beneficiary(ies) to receive payment of the value of my IRA account upon my death:



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Name #1           First    Middle           Last  Social Security Number

Relationship               % of Benefit

Date of Birth  Month  /  Day  /  Year

Name #2 First    Middle Last  Social Security Number

Relationship               % of Benefit

Date of Birth  Month  /  Day  /  Year

Your Contingent Beneficiary(ies)

If no primary beneficiary(ies) is (are) living at the time of my death, I hereby specify that the balance be distributed to my contingent beneficiary(ies) below:

Name    First    Middle Last Social Security Number

Relationship               % of Benefit

Date of Birth   Month  /  Day  /  Year

Electing a Beneficiary Other Than Your Spouse

This section should be reviewed if either the custodial account or the residence of the account holder is located in a community or marital property state and the account holder is married and is designating a beneficiary other than the spouse. It is the account holder's responsibility to determine if this section applies. The account holder may need to consult with legal counsel. Neither the Custodian nor the Sponsor will be liable for any consequences relating from a failure of the account holder to provide proper spousal consent.

I am the spouse of the above-named account holder. I acknowledge that I have received a full and reasonable disclosure of my spouse's property and financial obligations. Due to any possible consequences of giving up my community property


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interest  in this IRA, I have been  advised to see a tax  professional  or legal advisor. I hereby give the account holder any interest I have in the funds or property deposited in this IRA and consent to the beneficiary designation(s) indicated above. I assume full responsibility for any adverse consequences that may result. No tax or legal advice was given to me by the Custodian.

Signature of Spouse         Date

Signature of Witness for Spouse              Date

STEP3 TYPE OF IRA

Please check one selection only.

(BOX) Regular IRA. Annual IRA contribution up to a maximum of $2,000 (per tax year). Effective January 1, 1997, if you are married and each spouse establishes an IRA, each spouse may contribute up to a maximum of $2,000 (per tax year) as long as the combined earnings of both spouses is at least $4,000.

(BOX) SEP IRA. Simplified Employee Pension Plan for tax year: 19____ . For a new or existing SEP
IRA or an existing Salary Reduction SEP (SARSEP) established prior to December 31, 1996.

(BOX) Direct Transfer of Existing IRA. Authorizes the Berger Funds to transfer your existing IRA from another custodian to the Berger Funds. You must also complete the IRA transfer forms from the IRA Disclosure Statement and return the forms with this application.

(BOX) Rollover of Existing IRA. IRA to be funded with money withdrawn from an IRA at another custodian and to be reinvested at the Berger Funds within 60 days. Please seek tax advice before combining assets that were previously in a qualified plan with regular IRA investments.

(BOX) Direct Rollover IRA. IRA to be funded with money accumulated in an employer's retirement plan that is eligible for rollover. Please seek tax advice


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before combining with a regular IRA.  Method of funding:

         (BOX)    Enclosed is a check made payable to the Berger Funds.

         (BOX) A check will be sent directly to the Berger Funds by my employer.

STEP4             INITIAL AND SYSTEMATIC INVESTMENT PLANS

Berger Balanced Fund (213)

Minimum Initial Investment - $2,000

Your Initial Investment: $__________________

Enclose your check made payable to the: BERGER FUNDS

(BOX) Automatic Investment Plan - from your bank account. (Note: Step 6 must be completed.)

         Amount per withdrawal: $______________

         Please check one or both of the following withdrawal dates:

         (BOX) 5th day of month        (BOX) 20th day of month

(BOX) Payroll Deduction / Direct Deposit Plan - ($50 minimum)

         Check this box to invest through payroll deduction. We will mail you a form to complete and give to your employer.

STEP5   TELEPHONE TRANSACTION / ON-LINE COMPUTER
ACCESS PRIVILEGES

The  privileges  below  allow  you  to  make  telephone/on-line   purchases  and
exchanges, subject to the applicable minimums and maximums that are disclosed in the Prospectus. (Step 6 must be completed.)

Telephone Transaction Privileges are available on all accounts unless you specifically decline them below.

(BOX) I decline the use of telephone transaction privileges.



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On-line  Computer  Access  Privileges  are available on all accounts  unless you specifically decline them below.

(BOX) I decline the use of on-line computer access.

All telephone and on-line transactions are recorded and written confirmations indicating the details of all telephone and on-line transactions will be promptly sent to the shareholder of record. Prior to placing an order, the shareholder may be required to provide certain identifying information. See the Prospectus for further information.

Telephone and on-line redemptions are not available for shares held in IRA accounts.

STEP6 BANK INFORMATION

You must complete this step if you selected the Automatic Investment Plan in Step 4. If you did not check a box in Step 5, by completing the bank information below, you may settle purchase transactions made by telephone or on-line via computer access by using wire or electronic funds transfer.

Name of Bank

Street Address

Name(s) on Bank Account                        Bank Account Number

City           State                 Zip

Co-signer Signature (if applicable)             Date

Your bank account information must be on file in order to utilize the Automatic Investment Plan, or to settle by wire or electronic funds transfer any purchase transactions made by telephone or by on-line computer access. The account name(s) at left must exactly match the name in Step 1. Any co-signer of your checking or savings account must authorize these services by signing at left.

As a convenience to me, you are hereby authorized


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to pay and charge to my checking or savings  account  debits drawn on my account as indicated in the Automatic Investment Plan section of Step 4 (if applicable).

The authority is to remain in effect until revoked by me. Until IFTC, DST or the Berger Funds actually receive such notice, I agree you shall be fully protected in honoring any such debit. I further agree that if any such debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever.

Checking Acct.              (BOX)           Savings Acct.               (BOX)

Please attach a voided check or savings deposit slip.

STEP7 YOUR SIGNATURE

Please sign at the end of this section. We must have a signature to open the account. By signing the application, the undersigned:

--Establishes an Individual Retirement Account pursuant to the Internal Revenue Code of 1986, as amended, and in accordance with all the terms of the Form 5305-A Custodial Agreement. --Certifies that all contributions to the IRA will meet the requirements of the Internal Revenue Code governing such contributions. --Appoints Investors Fiduciary Trust Company, or its successors, as Custodian on the account. --Agrees to promptly give to the Custodian the instructions necessary to enable the Custodian to carry out its duties under the Custodial Agreement. --States that he/she has received and read the Prospectus for the investment(s) selected and agrees that this account will be subject to the Custodial Agreement and IRA Disclosure Statement as amended from time to time. --States that he/she has the authority and legal capacity to purchase mutual fund shares, is of legal age in his/her state and believes each investment is suitable for him/her. --Hereby ratifies any instructions given on this


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account and any account into which he/she  exchanges  related to the above items and agrees that neither the Funds, the Berger CAT Portfolios, Berger Associates, BBOI Worldwide, nor Investors Fiduciary Trust Company will be liable for any loss, cost or expense for acting upon such instructions (by telephone, computer on-line access or writing) believed to be genuine and in accordance with the procedures described in the Prospectus. --Acknowledges his/her responsibility to read the Prospectus of any Fund or Berger CAT Portfolio into which he/she exchanges. --Understands that the annual IRA maintenance fee must be paid each year or it will be collected by redeeming sufficient shares from each Fund account at the end of the year or upon the closing of his/her account. The custodian may change the fee schedule from time to time, as provided in the Custodial Agreement. --Understands that if he/she chooses not to designate any beneficiary(ies), the beneficiary will be his/her estate.

Under penalties of perjury, I certify that the number shown on this form is my correct Social Security number.

Signature of Depositor:                               Date

Investors Fiduciary Trust Company
Authorized Signature of Custodian

Return this application along with your check made payable to the Berger Funds in the postage paid envelope enclosed or to:

Investors Fiduciary Trust Company
c/o Berger Funds
P.O. Box 419958
Kansas City, MO 64141-6958

(c)1997 Berger Associates, Inc.